UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2026

Artiva Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42179	83-3614316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5505 Morehouse Drive, Suite 100

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 267-4467

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARTV	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 8, 2026, Artiva Biotherapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, TD Securities (USA) LLC and Cantor Fitzgerald & Co., as representatives of the several underwriters listed therein (collectively, the “Underwriters”), to issue and sell 23,871,526 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a price of $11.52 per share and pre-funded warrants (the “Pre-Funded Warrants”) to purchase 2,170,138 shares of Common Stock at a price of $11.5199 per Pre-Funded Warrant, which represents the per share offering price for the Shares less the $0.0001 exercise price of each Pre-Funded Warrant (the “Offering”). The Offering was made pursuant to an effective registration statement on Form S-3 (File No. 333-289325) and related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “SEC”). All of the Shares and the Pre-Funded Warrants were sold by the Company.

The gross proceeds to the Company from the offering are expected to be approximately $300.0 million, before deducting the underwriting discount and commissions and estimated offering expenses payable by the Company. The closing of the offering is expected to occur on May 11, 2026, subject to the satisfaction of customary closing conditions.

The Pre-Funded Warrants are exercisable at any time after the date of issuance. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 4.99% (or 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage to a percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters (as applicable), including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement and the form of Pre-Funded Warrant are filed as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to such exhibits. A copy of the opinion of Cooley LLP relating to the legality of the securities issued and sold in the Offering is filed herewith as Exhibit 5.1.

Forward-Looking Statements

Certain statements contained in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements about the Company’s expectations with respect to the completion of the offering and the timing thereof, as well as the expected gross proceeds from the offering. Words such as “expect”, “may,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the offering. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s filings with the SEC, including in the section captioned “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 8, 2026. These forward-looking statements represent the Company’s judgment as of the time of this report. The Company disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement by and among the Company, Jefferies LLC, TD Securities (USA) LLC and Cantor Fitzgerald & Co, dated May 8, 2026.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artiva Biotherapeutics, Inc.

By:	/s/ Fred Aslan
Fred Aslan, M.D.
President and Chief Executive Officer

Dated: May 8, 2026